Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 199 to the registration statement on Form N-1A (“Registration Statement”) of our reports dated February 23, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Reports to Shareholders of the ASG Global Alternatives Fund, ASG Global Macro Fund, ASG Managed Futures Strategy Fund, ASG Tactical U.S. Market Fund, Loomis Sayles Strategic Alpha Fund, McDonnell Intermediate Municipal Bond Fund, Natixis Oakmark Fund (formerly Harris Associates Large Cap Value Fund), Seeyond Multi-Asset Allocation Fund, and Vaughan Nelson Value Opportunity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Performance,” “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 27, 2015